EX-99.11(a)
                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information in this Registration Statement (Form N-1A No. 33-37883) of GIAC Funds, Inc., and to the inclusion herein of our reports dated February 9, 1997 on the financial statements and financial highlights of the Baillie Gifford International Fund and the Baillie Gifford Emerging Markets Fund.


                                            By /s/ Ernst & Young LLP
                                               ------------------------------
                                                   Ernst & Young LLP

New York, New York
April 23, 1997